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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-13405) of Ambassadors International, Inc. of our report dated February 11, 2000 relating to the financial statements, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Spokane, Washington
March 24, 2000